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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
 April 23, 2002

CBRE HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000332983	94-3391143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

355 South Grand Avenue, Suite 3100, Los Angeles, CA 90071-1552 (Address of principal executive offices) (Zip Code)

(213) 613-3226 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

        Arthur Andersen LLP ("Andersen") has notified CBRE Holding, Inc. (the "Company") that Andersen may not be able to complete the review of the Company's interim financial statements to be included in its quarterly report on Form 10-Q for the first quarter of 2002. Consequently, the client-auditor relationship between the Company and Andersen has ceased.

        Andersen's reports on the Company's consolidated financial statements as of December 31, 2001, and for the period from February 20, 2001 (inception) through December 31, 2001, and the accompanying consolidated financial statements of CB Richard Ellis Services, Inc., the predecessor to the Company ("CBRES"), as of December 31, 2000, and for the periods from January 1, 1999 to July 20, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        The termination of the relationship with Andersen has not been formally discussed or approved by the Company's Board of Directors or Audit Committee.

        There were no disagreements between the Company and/or CBRES, on the one hand, and Andersen, on the other hand, during the past two completed fiscal years or the subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports for the past two completed fiscal years. There were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K during the past two fiscal years or the subsequent interim period.

        The Company has provided Andersen with a copy of the disclosures it is making in this Form 8-K and requested that Andersen furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made by the Company. Andersen's letter stating that it is in agreement with the statements in the first, second and fourth paragraphs above is filed as Exhibit 16.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBRE HOLDING, INC. (Registrant)

Date: April 23, 2002	By:	/s/ JAMES H. LEONETTI
	Name:	James H. Leonetti
	Its:	Chief Financial Officer

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FORM 8-K
  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES